CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
         RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                               OF
                  THE PRESTIGE GROUP.NET, INC.

     The Prestige Group.Net, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to the General Corporation Law of the State of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, $0.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one hundred thirty-one thousand (131,000) shares of Series A Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 131,000 shares of Series A Preferred Stock (the "Preferred Shares"), $0.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

          (1)  Dividends.

               (a) Dividends. Subject to a declaration thereof by the Company's Board of Directors, each holder (a "Holder" and, collectively, the "Holders") of the Preferred Shares shall be entitled to a dividend (individually, a "Dividend"; collectively the "Dividends") at a rate determined by the Company's Board of Directors on a pari passu basis with the holders of Common Shares and other classes of preferred shares of the Company, except for those holders of any class of preferred shares which have a preference with respect to the right to receive dividends.

               (b) General Payment Provisions. All Dividends, if, when, and as declared by the Company with respect to any Preferred Share shall be made in lawful money of the United States of America by depositing with the United States Postal Service, within 15 days of the date of declaration by the Company's Board of Directors of such Dividend, a company check made payable to the Holder to such address as such Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Certificate of Designations, Preferences and Rights (the "Certificate of Designations") .

          (2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $ 0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

               (a)   Certain Defined Terms.  For purposes of this
     Certificate of Designations, the following terms shall have the following meanings:

                    (i)   "Business Day" means any day  in  which
     the banks in the United States are open for business.

                    (ii)  "Issuance Date" means, with respect  to
     each Preferred Share, the date of issuance of the applicable
     Preferred Share.

                    (iiii)     "Mandatory Conversion Date" means,
     with respect to any Preferred Share, the date which is three
     (3) years after the Issuance Date.

                    (iv)  "Person" means an individual, a limited
     liability  company,  a  partnership,  a  joint  venture,   a
     corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (b) Holder's Conversion Right; Mandatory Conversion At any time on or after the Issuance Date, any Holder of Preferred Shares shall be entitled to convert all, and not less than all, of the Preferred Shares then owned by it into that number of fully paid and nonassessable shares of Common Stock of the Company which, as of the date of such conversion, is equivalent to three percent (3%) of the then issued and outstanding shares of Common Stock of the Company. If the Preferred Shares remain outstanding on the Mandatory Conversion Date, then, such Preferred Shares shall be converted into that number of fully paid and nonassessable shares of Common Stock of the Company which, as of the date of such conversion, is equivalent to three percent (3%) of the then issued and outstanding shares of Common Stock of the Company. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

                 (c) Mechanics of Conversion.  The conversion  of
     Preferred Shares shall be conducted in the following manner:

                    (i)   Holder's  Delivery  Requirements.    To
     convert Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as
     Exhibit I (the "Conversion Notice") to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                    (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder. The Company shall, on the next Business Day following the date of receipt issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

                    (iii) Dispute Resolution. In the case of a dispute as to the determination of the arithmetic calculation of the Conversion Rate, the Company shall issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to an independent, reputable investment bank or accountant selected by the affected Holders and approved by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error and the Company shall be liable and responsible for paying such investment bank or accountant fees and expenses.

                    (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (v) Mechanics of Mandatory Conversion On the Mandatory Conversion Date, all Holders of Preferred Shares shall surrender all Preferred Shares to the Company and all Preferred Shares shall be converted as of such date as if the Holders of such Preferred Shares had given the Conversion Notice for all such Preferred Shares on the Mandatory Conversion Date.

          (3)  Reservation of Shares.

               Authorized and Reserved Amount. The Company shall, at all times so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares (the "Reserved Amount") of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Preferred Shares based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

          (4) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada, and as expressly provided in this Certificate of Designations.

          (5) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to $1.00 and any accrued but unpaid Dividends (such sum being referred to as the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders of Preferred Shares, then each Holder of Preferred Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No Holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a Holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

            (6) Restriction on Cash Dividends. Until all of the Preferred Shares have been converted as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the Holders of not less than two-thirds (3/5) of the then outstanding Preferred Shares.

            (7) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Holders of not less than three-fifths (3/5) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

          (8) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          (9) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

          (10)         Specific   Shall   Not   Limit    General;
     Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

          (11) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.





                    [Signature Page Follows]






     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations, Preferences and Rights to be signed by Douglas
G. Gregg, its President, as of the 17th day of July, 2002.

                              THE PRESTIGE GROUP.NET, INC.


                              By:  /s/ Douglas G. Gregg
                                  ------------------------
                              Name: Douglas G. Gregg
                              Title: President

















                           EXHIBIT I

                       CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of The Prestige Group.Net, Inc. (the "Company"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, $0.001 par value per share (the "Preferred Shares"), of the Company indicated below into shares of Common Stock, par value $
0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.


  Date of Conversion: __________________________________

  Number of Preferred Shares to be converted: ____________________

  Stock certificate no(s). of Preferred Shares to be converted:

  ________________________________________________________________

Please confirm the following information:

  Number of shares of Common Stock to be Issued:

  ________________________________________________________________

Please issue the Common Stock into which the Preferred Shares are being in the following name and to the following address:

     Issue to: _______________________________



     Facsimile Number:_________________________

     Authorization:____________________________

                By: ___________________________

             Title:____________________________

     Dated:______________________________